UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 23, 2007

Infe - Human Resources, Inc.

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(Exact name of registrant as specified in its chapter)

Nevada                                              000-50374                         54-2013455

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(State or other jurisdiction  of incorporation)          (Commission  File Number)    (IRS EmployerIdentification No.)

67 Wall Street, 22nd Floor, New York, NY        10005-3198

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(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code: (212) 859-3466

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 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

Convertible Debt and Stock Purchase Warrant Financing

On November 30, 2005, Infe-Human Resources, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with certain investors pursuant to which the investors agreed to loan to the Company up to $3 million.  In exchange therefore, the investors were to receive up to $3 million of Callable Secured Convertible Notes (the "Notes") and Stock Purchase Warrants (the “Warrants”) to acquire up to 1.2 million shares of the Company’s common stock (the “Shares”).  The Notes and the Warrants may be collectively referred to herein as the “Securities”.

Pursuant to the Agreement, as amended, on November 23, 2007 certain of the investors collectively advanced to the Company $435,000 in exchange for $435,000 of Callable Secured Convertible Notes and Warrants to acquire 10 million Shares.

The Notes mature on November 23, 2010 are convertible at anytime prior to payment into Shares at a rate based on the trading price of the Company’s common stock.  The Warrants expire on November 23, 2014 and are exercisable into Shares at price of $0.10.  The conversion and exercise price of the Securities are subject to adjustment upon the occurrence of certain events, including stock splits or combinations

The Company issued the Securities pursuant to Sections 4(2) and 4(6) and Rule 506 under the Securities Act of 1933 and in reliance on similar exemptions under applicable state securities laws.   Furthermore, the Securities are subject to certain demand and piggy-back registration rights.

Item 9.01 Financial Statements and Exhibits

(a)(b)(c) None

(d) Exhibits

10.1

Securities Purchase Agreement dated November 30, 2005*

10.2

Form of Callable Secured Convertible Note

10.3

Form of Stock Purchase Warrant

* filed with Current Report on Form 8-K dated July 5, 2006.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  January 3, 2008

INFE-Human Resources, Inc.

By: /s/ Arthur Viola

Name: Arthur Viola

Title: Chief Executive Officer, Director

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